Exhibit 99.1

               CB&I Reports Third Quarter 2006 Results

            Revenue Increases 55%; Backlog Tops $4 Billion


    THE WOODLANDS, Texas--(BUSINESS WIRE)--Nov. 8, 2006--CB&I (NYSE:CBI) today reported net income of $32.4 million or $0.33 per diluted share for the third quarter ended Sept. 30, 2006, compared with a net loss of $31.9 million or $0.33 per diluted share for the comparable period in 2005.

    "Backlog for the Company is performing well, and combined with very strong results in new orders for the quarter, we maintain our confidence in achieving the level of results expected by our shareholders," said Philip K. Asherman, CB&I's President and CEO. "This confidence is shared by our major stakeholders including customers, as evidenced by solid third quarter awards including the $1 billion Golden Pass LNG regasification terminal project in Texas; the financial community, which recently supported a substantial increase in our credit facility; and our employee base, which has increased to nearly 12,000 personnel worldwide. Our end markets in LNG, refining, gas processing, storage tanks and the other major energy segments we serve are growing rapidly around the world, as producers continue to invest in the infrastructure needed to meet increasing global demand."

    Highlights of the Company's third quarter 2006 results include:


                         FINANCIAL HIGHLIGHTS
                (in thousands, except per share data)


                          Three Months             Nine Months
                         Ended Sept. 30,         Ended Sept. 30,
                        2006        2005        2006        2005

New awards           $1,947,329    $681,935  $3,456,583   $2,638,781
Backlog               4,416,512   3,268,899   4,416,512    3,268,899
Revenue                 860,983     555,337   2,251,766    1,582,895
Net income (loss)       $32,432    $(31,880)    $78,386      $(1,185)
Net income (loss) per
 share                    $0.33      $(0.33)      $0.79       $(0.01)


    -- New Awards - New awards for the quarter were $1.95 billion, compared with $681.9 million in the third quarter of 2005. Significant awards during the quarter included the Golden Pass LNG terminal in the United States, an LNG expansion project in Australia, and two hydrogen plants in the U.S. Backlog at Sept. 30, 2006, increased to $4.42 billion.

    -- Revenue - Revenue increased 55% to $861.0 million from $555.3 million in the third quarter of 2005. Geographically, 51% of total revenue for the quarter was derived in North America. Revenue increased 28% in North America due mainly to a larger volume of both process-related and storage work in the United States. Revenue in the Europe, Africa, Middle East segment increased 165% due primarily to progress on LNG work in the United Kingdom.

    -- Cash and Cash Equivalents - The Company ended the quarter with cash and cash equivalents of $630.4 million, compared with $334.0 million at Dec. 31, 2005.

    CB&I is raising its full-year 2006 guidance for earnings, revenue and new awards. The Company anticipates that earnings per share will be in the range of $1.06 - $1.11, with revenue of $3.0 - $3.2 billion and new awards of $4.0 - $4.3 billion.

    Any statements made in this release that are not based on historical fact are forward-looking statements and represent management's best judgment as to what may occur in the future. The actual outcome and results are not guaranteed, are subject to risks, uncertainties and assumptions, and may differ materially from those expressed or implied by any forward-looking statements. A variety of factors could cause business conditions and results to differ materially from what is contained in the forward-looking statements including, but not limited to, the Company's ability to realize cost savings from its expected performance of contracts; the uncertain timing and funding of new contract awards, and project cancellations and operating risks; cost overruns on fixed price, target price or similar contracts; risks associated with percentage-of-completion accounting; the Company's ability to settle or negotiate unapproved change orders and claims; changes in the costs or availability of, or delivery schedule for, components, materials, labor or subcontractors; weather conditions that may affect performance and timeliness of completion, which could lead to increased costs and adversely affect the costs or availability of, or delivery schedule for, components, materials, labor or subcontractors; increased competition; fluctuating revenue resulting from a number of factors, including the cyclical nature of the individual markets in which the Company's customers operate; lower than expected activity in the hydrocarbon industry, demand from which is the largest component of the Company's revenue; lower than expected growth in the Company's primary end markets, including but not limited to LNG and clean fuels; risks inherent in the Company's acquisition strategy and its ability to obtain financing for proposed acquisitions; the Company's ability to integrate and successfully operate acquired businesses and the risks associated with those businesses; adverse outcomes of pending claims or litigation or the possibility of new claims or litigation, including but not limited to pending securities class action litigation, and the potential effect on the Company's business, financial condition and results of operations; the ultimate outcome or effect of the pending Federal Trade Commission order on the Company's business, financial condition and results of operations; two previously identified material weaknesses in the Company's internal control over financial reporting that could adversely affect the Company's ability to report its financial condition and results of operations accurately and on a timely basis; lack of necessary liquidity to finance expenditures prior to the receipt of payment for the performance of contracts and to provide bid and performance bonds and letters of credit securing the Company's obligations under its bids and contracts; proposed and actual revisions to U.S. and non-U.S. tax laws, and interpretation of said laws, and U.S. tax treaties with non-U.S. countries (including The Netherlands), that seek to increase income taxes payable; political and economic conditions including, but not limited to, war, conflict or civil or economic unrest in countries in which the Company operates; and a downturn or disruption in the economy in general. Additional factors which could cause actual results to differ materially from such forward-looking statements are described under "Risk Factors" as set forth in the Company's Form 10-K filed with the SEC for the year ended Dec. 31, 2005. The Company does not undertake to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

    ABOUT CB&I

    CB&I executes on average more than 700 projects each year and is one of the world's leading engineering, procurement and construction
(EPC) companies, specializing in projects for customers that produce, process, store and distribute the world's natural resources. With more than 60 locations and approximately 12,000 employees throughout the world, CB&I capitalizes on its global expertise and local knowledge to safely and reliably deliver projects virtually anywhere. Information about CB&I is available at www.CBI.com.


      CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF INCOME
              (in thousands, except per share data)

                         Three Months             Nine Months
                        Ended Sept. 30,         Ended Sept. 30,
                         2006      2005        2006        2005

Revenue              $860,983  $555,337  $2,251,766  $1,582,895
Cost of revenue       784,639   569,032   2,042,504   1,493,573
                      -------   -------   ---------   ---------
  Gross profit (loss)  76,344   (13,695)    209,262      89,322
  % of Revenue            8.9%     (2.5%)       9.3%        5.6%
Selling and
 administrative
 expenses              34,136    22,739     102,618      76,518
  % of Revenue            4.0%      4.1%        4.6%        4.8%
Intangibles
 amortization             133       385       1,444       1,157
Other operating
 loss (income), net       175      (601)       (259)     (2,334)
                      -------   -------   ---------   ---------
  Income (loss) from
  operations           41,900   (36,218)    105,459      13,981
  % of Revenue           4.9%      (6.5%)       4.7%        0.9%
Interest expense       (1,269)   (1,781)     (5,982)     (6,694)
Interest income         5,717     1,589      12,705       4,393
                      -------   -------   ---------   ---------
  Income (loss)
  before taxes and
  minority interest    46,348   (36,410)    112,182      11,680

Income tax (expense)
  benefit             (11,953)    5,870     (29,728)    (10,251)
                      -------   -------   ---------   ---------
  Income (loss) before
  minority interest    34,395   (30,540)     82,454       1,429

Minority interest in
 income                (1,963)   (1,340)     (4,068)     (2,614)
                      -------   -------   ---------   ---------
Net income (loss)    $ 32,432  $(31,880) $   78,386  $   (1,185)
                      =======   =======   =========   =========

Net income (loss)
 per share
  Basic              $   0.34  $  (0.33) $     0.81  $    (0.01)
  Diluted            $   0.33  $  (0.33) $     0.79  $    (0.01)

Weighted average shares
 outstanding
  Basic                96,581    97,754      97,059      97,496
  Diluted              98,325    97,754      98,849      97,496


       CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
                      SEGMENT INFORMATION
                         (in thousands)

                                 Three Months Ended
                            Sept. 30,          Sept. 30,
                                2006               2005

NEW AWARDS(a)                          % of               % of
                                      Total              Total

North America             $1,378,001    71%  $  368,152    54%
Europe/Africa/Middle East    304,088    16%     193,276    28%
Asia Pacific                 237,892    12%      68,869    10%
Central & South America       27,348     1%      51,638     8%
                             -------            -------
  Total                   $1,947,329         $  681,935
                             =======            =======

                                 Three Months Ended
                            Sept. 30,          Sept. 30,
                                2006               2005

REVENUE                                % of               % of
                                      Total              Total

North America             $  436,225    51%  $  340,127    61%
Europe/Africa/Middle East    341,568    40%     129,055    23%
Asia Pacific                  53,021     6%      64,902    12%
Central & South America       30,169     3%      21,253     4%
                             -------            -------
  Total                   $  860,983         $  555,337
                             =======            =======

INCOME (LOSS) FROM OPERATIONS          % of               % of
                                     Revenue            Revenue

North America             $   22,980    5.3% $  (17,059)  (5.0%)
Europe/Africa/Middle East     14,689    4.3%    (26,024) (20.2%)
Asia Pacific                   4,210    7.9%      4,324    6.7%
Central & South America           21    0.1%      2,541   12.0%
                             -------            -------
  Total                   $   41,900    4.9% $  (36,218)  (6.5%)
                             =======            =======


                                  Nine Months Ended
                            Sept. 30,          Sept. 30,
                                2006               2005

NEW AWARDS(a)                          % of               % of
                                      Total              Total

North America             $2,429,669    70%  $1,147,675    44%
Europe/Africa/Middle East    620,054    18%   1,110,771    42%
Asia Pacific                 307,302     9%     263,611    10%
Central & South America       99,558     3%     116,724     4%
                           ---------          ---------
  Total                   $3,456,583         $2,638,781
                           =========          =========

                                  Nine Months Ended
                            Sept. 30,          Sept. 30,
                                2006               2005

REVENUE                                % of               % of
                                      Total              Total

North America             $1,201,932    53%  $1,000,327    63%
Europe/Africa/Middle East    801,257    36%     370,874    23%
Asia Pacific                 162,353     7%     153,817    10%
Central & South America       86,224     4%      57,877     4%
                           ---------          ---------
  Total                   $2,251,766         $1,582,895
                           =========          =========

INCOME (LOSS) FROM OPERATIONS          % of               % of
                                     Revenue            Revenue

North America             $   47,343    3.9% $   23,617    2.4%
Europe/Africa/Middle East     43,795    5.5%    (22,074)  (6.0%)
Asia Pacific                  10,518    6.5%      7,050    4.6%
Central & South America        3,803    4.4%      5,388    9.3%
                           ---------          ---------
  Total                   $  105,459    4.7% $   13,981    0.9%
                           =========          =========

(a) New awards represent the value of new project commitments received by the Company during a given period. These commitments are included in backlog until work is performed and revenue is recognized or until cancellation. Backlog may also fluctuate with currency movements.


      CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED BALANCE SHEETS
                        (in thousands)

                                       Sept. 30,       Dec. 31,
                                           2006           2005

ASSETS

Current assets                       $1,362,636     $  950,603
Property and equipment, net             180,168        137,718
Goodwill and other intangibles, net     256,031        257,991
Other non-current assets                 37,708         31,507
                                      ---------      ---------

  Total assets                       $1,836,543     $1,377,819
                                      =========      =========

LIABILITIES, REDEEMABLE COMMON
 STOCK AND SHAREHOLDERS' EQUITY

Current liabilities                  $1,173,332     $  758,643
Long-term debt                               --         25,000
Other non-current liabilities           117,517        110,508
Redeemable common stock                  38,107             --
Shareholders' equity                    507,587        483,668
                                      ---------      ---------

  Total liabilities, redeemable
  common stock and shareholders'
  equity                             $1,836,543     $1,377,819
                                      =========      =========


      CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
        CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                   AND OTHER FINANCIAL DATA
                        (in thousands)

                                               Nine Months
                                             Ended Sept. 30,
                                           2006           2005
CASH FLOWS

Cash flows from operating activities  $ 414,554      $  49,880
Cash flows from investing activities    (58,424)       (24,034)
Cash flows from financing activities    (59,734)       (34,659)
                                        -------        -------

Increase/(decrease) in cash and
  cash equivalents                      296,396         (8,813)
Cash and cash equivalents,
  beginning of the year                 333,990        236,390
                                        -------        -------
Cash and cash equivalents,
  end of the period                   $ 630,386      $ 227,577
                                        =======        =======

OTHER FINANCIAL DATA

Depreciation and amortization expense $  20,245      $  13,340
Capital expenditures                  $  60,690      $  26,066

Increase in receivables, net          $(130,339)     $(115,252)
Decrease in contracts in progress,
  net                                   304,365        100,772
Increase in non-current
  contract retentions                    (7,466)        (1,789)
Increase in accounts payable            130,224         24,489
                                        -------        -------
  Change                              $ 296,784      $   8,220
                                        =======        =======

    CONTACT: CB&I, The Woodlands
             Media: Bruce Steimle, +1 832 513 1111
             or
             Analysts: Marty Spake, +1 832 513 1245